FOR IMMEDIATE RELEASE


                          BERKSHIRE HILLS BANCORP, INC.
                           DECLARES QUARTERLY DIVIDEND


PITTSFIELD, MA, June 30, 2006 - Berkshire Hills Bancorp, Inc. (NASDAQ:BHLB), the holding company for Berkshire Bank, announced today that its Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on August 24, 2006, to the stockholders of record at the close of business on August 10, 2006.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.

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Media contact:

Wayne F. Patenaude
Senior Vice President, Treasurer and Chief Financial Officer
Berkshire Hills Bancorp, Inc.
(413) 236-3195